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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                               U.S. REALTEL, INC.

      U.S. RealTel, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors, on March 31, 2004, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of
Incorporation:

            RESOLVED, that, subject to the approval of U.S. RealTel's stockholders, Article I of the Certificate of Incorporation is hereby amended by deleting it in its entirety and replacing it with the following:

            "The name of the corporation is Cypress Communications Holding Co., Inc."

      SECOND: That thereafter, pursuant to the resolutions of the Board of Directors, an annual meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute and the Corporation's Certificate of Incorporation were voted in favor of changing the name of the Corporation from U.S. RealTel, Inc., to Cypress Communications Holding Co., Inc.

      THIRD: That the amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

      FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.

      FIFTH: This amendment shall become effective on June 16, 2004.

      IN WITNESS WHEREOF, said U.S. RealTel, Inc. has caused this certificate to be signed by its Chief Executive Officer, this 11th day of June 2004.

                                                    U.S. REALTEL, INC.

                                                    By: /s/ Gregory P. McGraw.
                                                        ------------------------
                                                        Gregory P. McGraw